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FOR IMMEDIATE RELEASE

Contact:
--------
Brian W. Boone
Treasurer/Investor Relations
(405) 516-8400



                    LOGIX COMMUNICATIONS ENTERPRISES, INC.
             NAMES ALBERT H. PHARIS, JR. CHIEF EXECUTIVE OFFICER

Oklahoma City -- November 9, 1999 -- Logix Communications Enterprises, Inc., an integrated communications provider, today announced that Albert H. Pharis, Jr. has been named Chief Executive Officer, succeeding Everett R. Dobson who will continue with the Company as Chairman of the Board. Pharis brings more than 13 years of operating experience in communications companies and a history of generating superior shareholder returns. Most recently, Pharis served as Chief Executive Officer at Sygnet Wireless where he played a critical role in managing the growth of the company from start-up in 1985 through the sale of Sygnet to Dobson Communications in 1998.

     "Pharis possesses tremendous operating skills with an intimate working knowledge of a wide range of advanced telecom services and has a proven record of creating value for shareholders," said Everett R. Dobson, Logix Communications Chairman. "Logix is at a pivotal juncture in its development as we focus on deployment of our bundled voice and data services to the under served medium and small business market. We believe Pharis is an exceptional choice to lead our management team." Pharis said, "Logix Communications has tremendous upside and offers a compelling opportunity for customers, employees and investors. I look forward to working with the Logix Communications team to help the company achieve its exceptional potential."

     Logix provides voice services, advanced data services, Internet, enterprise networking services and customer premises equipment to businesses. Logix packages these services to fit the needs of customers in Texas and Oklahoma. Logix employs more than 750 individuals and is headquartered in Oklahoma City, Oklahoma. News and information about Logix are available at www.logixcom.com.

     THE INFORMATION CONTAINED IN THIS NEWS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED UPON ASSUMPTIONS THAT IN THE FUTURE MAY PROVE NOT TO HAVE BEEN ACCURATE. THOSE STATEMENTS, AND THE BUSINESS AND PROSPECTS OF LOGIX ARE SUBJECT TO A NUMBER OF RISKS INCLUDING SUBSTANTIAL CAPITAL EXPENDITURES REQUIRED TO FUND ITS OPERATIONS AND ITS ABILITY TO IMPLEMENT AND CONTINUE ITS EXISTING AND NEW BUSINESS STRATEGIES. THESE AND OTHER RISKS ARE DESCRIBED IN DOCUMENTS AND REPORTS OF LOGIX THAT ARE AVAILABLE FROM THE SECURITIES AND EXCHANGE COMMISSION.